Exhibit 10.6

Execution Version

MASTER MOTOR VEHICLE OPERATING SUBLEASE AGREEMENT

dated as of October 16, 2026

between

ORO MOBILITY HOLDINGS, LLC,
the Sublessee,

and

THE HERTZ CORPORATION,
the Sublessor

MASTER MOTOR VEHICLE OPERATING SUBLEASE AGREEMENT

This Sublease Agreement (this “Agreement”), dated as of October 16, 2026, is made between ORO MOBILITY HOLDINGS, LLC (the “Sublessee”) and THE HERTZ CORPORATION (“Hertz” or the “Sublessor”).

W I T N E S S E T H :

WHEREAS, Hertz Vehicle Financing III LLC (“HVF III”), the Sublessor, DTG Operations, Inc. (“DTG”) and those Permitted Lessees from time to time becoming Lessees thereunder are parties to the Master Motor Vehicle Operating Lease and Servicing Agreement, dated as of June 29, 2021 (as amended by the First Amendment, dated as of June 27, 2022, as further amended, modified or supplemented from time to time in accordance with its terms, the “HVF III Lease”), pursuant to which HVF III leases certain Vehicles specified in the HVF III Lease to the Sublessor, DTG and the Permitted Lessees; and

WHEREAS, the Sublessor wishes to sublease from time to time certain passenger automobiles, vans, light-duty trucks or medium-duty trucks (collectively, “Vehicles” and each, a “Vehicle”) leased by the Sublessor pursuant to the HVF III Lease to the Sublessee, and the Sublessee desires to sublease from time to time from the Sublessor such Vehicles for use in its daily business;

WHEREAS, the HVF III Lease permits the Sublessor to sublease Vehicles subject to the HVF III Lease only during the Vehicle Term (as determined under the HVF III Lease) for such Vehicle, and Sublessee wishes to utilize such Vehicles for a period of time beyond such Vehicle Term;

WHEREAS, the Sublessor and the Sublessee are parties to the Master Operating Lease dated as of October 16, 2026 (the “Oro Direct Lease”), a copy of which is attached as Exhibit A hereto;

WHEREAS, Sublessor and Sublessee have determined that following the Sublease Term for any Vehicle, so long as Sublessor has acquired such Vehicle pursuant to the terms of the HVF III Lease and in accordance with this Agreement, it is commercially beneficial to Sublessor and Sublessee to deem such Vehicle subject to the Oro Direct Lease;

WHEREAS, Sublessor agrees it shall use best efforts to acquire such Vehicles from HVF III pursuant to the terms of the HVF III Lease;

NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree that:

1.	DEFINITIONS. Unless otherwise specified herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Definitions List attached as Schedule I to the HVF III Lease. If a capitalized term is not defined in Schedule I, such capitalized terms shall have the meaning ascribed to such term in the Definitions List attached as Schedule I to the Base Indenture, dated as of June 29, 2021 (as amended by the First Amendment, dated as of June 27, 2022, as further amended, modified or supplemented from time to time in accordance with its terms, exclusive of Supplements creating a new Series of Notes, the

“Base Indenture”), between HVF III, as Issuer, and The Bank of New York Mellon Trust Company, N.A., as Trustee, as such Definitions List may from time to time be amended in accordance with the terms of the Base Indenture.  The Base Indenture and each related Series Supplement are referred to herein as the “Indenture”.

2.	SUBLEASE OF VEHICLES. From time to time during the Term of the HVF III Lease, the Sublessor shall propose Vehicles leased by it from HVF III under the HVF III Lease to be subleased to the Sublessee in accordance with the terms of this Agreement for a period of one or more days during the Vehicle Term for such Vehicles as specified by the Sublessor, subject in each case to Sublessee’s prior written approval of such Vehicle and its applicable sublease terms (including the Monthly Rent, Contract Residual Value, Contract Lease Rate and Sublease Term). Upon Sublessee’s prior written approval of a Vehicle and its applicable sublease terms, the Sublessee agrees to sublease from the Sublessor such Vehicle for the period so specified by the Sublessor. Each Vehicle subleased to the Sublessee under this Agreement shall be specifically identified (including VIN and individual pricing terms) in a supplement to this Agreement designated as the “Sublease Vehicle Schedule” (a form of which is attached hereto as Annex A) which forms a part of this Agreement as if set forth in full herein. The Sublease Vehicle Schedule shall be made available to the Sublessee in electronic form (or by other commercially reasonable means) by the Sublessor on the first Business Day of each calendar month. No Vehicle shall be deemed subleased hereunder, and no Vehicle shall be bindingly designated for sublease to the Sublessee, solely by virtue of its inclusion in the Sublease Vehicle Schedule. A Vehicle shall become subject to this Agreement only upon the Sublessee's prior written approval of such Vehicle and its applicable sublease terms, and the Sublessee may, in its sole discretion, decline to approve any Vehicle, in which case such Vehicle shall not be subject to this Agreement. Any modification, amendment, correction or other change to the Sublease Vehicle Schedule (including any revision made by the Sublessor to correct a manifest error) shall require the Sublessee's prior written consent, and the Sublessee shall have the right to review the corrected or modified terms and to reject the affected Vehicle, in which case such Vehicle shall cease to be subject to this Agreement.

3.	Term of Sublease. The Sublessee agrees that any Vehicle subleased pursuant to this Agreement shall be for a term commencing on the date specified in the column titled “Sublease Start Date” in the Sublease Vehicle Schedule for such Vehicle (following the Sublessee’s prior written approval of such Vehicle and its applicable sublease terms in accordance with Section 2) and ending on the earlier of (x) the date the Sublessor notifies the Sublessee that Sublessor has acquired such Vehicle from HVF III pursuant to the terms of the HVF III Lease and (y) the last day of the Vehicle Term for such Vehicle as determined under the HVF III Lease (such period of time, the “Sublease Term” for such Vehicle). On the first Business Day of each calendar month, the Sublessor shall make available to the Sublessee in electronic form (or by other commercially reasonable means) a report of all Vehicles acquired by Sublessor from HVF III pursuant to the terms of the HVF III Lease during the prior calendar month (such report, the “Oro Direct Lease Conversion Report”), which report shall indicate the date on which Sublessor acquired such Vehicle from HVF III. Any Vehicle listed on the Oro Direct Lease Conversion Report shall be deemed to be subject to the Oro Direct Lease commencing on the date such Vehicle was acquired by Sublessor from HVF III as indicated in the Oro Direct Lease Conversion Report.

4.	Rent. The Sublessee agrees to pay to the Sublessor, on the first (1st) Business Day of each calendar month (each, a “Sublease Payment Date”), as sublease rent for each Vehicle subleased by it hereunder during such calendar month, an amount equal to the product of (x) the Monthly Rent for such calendar month with respect to such Vehicle and (y) the percentage equivalent of a fraction, the numerator of which is the total number of days during such related calendar month that each such Vehicle is subleased to the Sublessee pursuant to this Agreement and the denominator of which is the total number of days during such related calendar month; provided, however, that for the transitional period during which Hertz collects TNC’s receipts and remits such receipts to Oro JV monthly in arrears (the “Transitional Period”), the Sublease Payment Date shall be the tenth (10th) Business Day of a calendar month, with Monthly Rent paid in arrears; provided, further, that following the Transitional Period, with respect to the initial Sublease Payment Date for a Vehicle subject to this Agreement, sublease rent for such Vehicle shall equal the sum of (1) an amount equal to the product of (x) the Monthly Rent for such calendar month with respect to such Vehicle and (y) the percentage equivalent of a fraction, the numerator of which is the total number of days during such related calendar month that each such Vehicle is subleased to the Sublessee pursuant to this Agreement and the denominator of which is the total number of days during such related calendar month plus (2) an amount equal to the product of (x) the Monthly Rent for such Vehicle and (y) the percentage equivalent of a fraction, the numerator of which is the total number of days during the prior calendar month that such Vehicle was subleased to the Sublessee pursuant to this Agreement and the denominator of which is the total number of days during such related calendar month. With respect to the Sublease Payment Date related to the final calendar month of the Sublease Term, Sublessee agrees to pay to Sublessor (x) the Monthly Rent with respect to such Vehicle and (y) the percentage equivalent of a fraction, the numerator of which is the total number of days of such calendar month prior to the end of the Sublease Term and the denominator of which is the total number of days during such related calendar month.

If any Monthly Rent is not paid by Sublessee on the applicable Sublease Payment Date, Sublessee shall have a period of ten (10) Business Days following such Sublease Payment Date (the “Cure Period”) to pay such Monthly Rent in full without penalty. If any Monthly Rent remains unpaid upon expiration of the Cure Period, such overdue amount shall thereafter accrue interest, payable by Sublessee to Sublessor on demand, at a rate per annum equal to the lesser of (i) the Prime Rate (as published in The Wall Street Journal from time to time) plus two percent (2%) and (ii) the maximum rate permitted by applicable law (the “Default Rate”), calculated from the applicable Sublease Payment Date (and not from the expiration of the Cure Period) until such overdue amount, together with all accrued interest thereon, is paid in full.

As used herein, the term “Monthly Rent” for a Vehicle shall be the level monthly payment specified in the Sublease Vehicle Schedule for such Vehicle in the column titled “Monthly Rent”, which Monthly Rent shall be calculated for each Vehicle in accordance with the following formula:

Monthly Rent = [ (C − R × (1 + i)^−N) × i ] ÷ [ 1 − (1 + i)^−N ]

where:

“C” is the initial gross capitalized cost of such Vehicle as specified in the column titled Gross Capitalized Cost” for such Vehicle in the Sublease Vehicle Schedule;

“R” is the residual value of such Vehicle as specified in the column titled “Contract RV” for such Vehicle in the Sublease Vehicle Schedule;

“i” is one-twelfth (1/12) of the lease rate for such Vehicle as specified in the column titled “Contract Lease Rate” for such Vehicle in the Sublease Vehicle Schedule; and

“N” is the number of months in the lease term for such Vehicle, as specified in the column titled “Lease Term Months” for such Vehicle in the Sublease Vehicle Schedule.

The Sublessor and the Sublessee may from time to time agree to any other method of calculating the sublease rent hereunder that is mutually acceptable to them.

5.	EARLY TERMINATION of SubleaSE TERM BY SUBLESSEE. If Sublessee notifies Sublessor that it voluntarily no longer wishes to sublease a Vehicle identified on the Sublease Vehicle Schedule prior to the end of the Sublease Term for such Vehicle (the date of such notification, a “Sublessee Early Termination Notice Date”), Sublessee agrees to pay to Sublessor a fee (such fee, the “Early Termination Penalty”) which shall equal the number of calendar months from the Sublessee Early Termination Notice Date for such Vehicle to the Early Termination Calculation Date for such Vehicle indicated in the Sublease Vehicle Schedule multiplied by the Monthly Rent for such Vehicle minus the difference between the Contract Residual Value for such Vehicle and actual resale proceeds for such Vehicle (or, the Market Value for such Vehicle if no such net resale proceeds are available) discounted at the Contract Lease Rate for such Vehicle. Sublessee shall pay the Early Termination Penalty to Sublessor in arrears on or before the tenth (10th) Business Day of the calendar month following the Sublessee Early Termination Notice Date.

As used herein, the term “Contract Residual Value” for a Vehicle shall be the residual value for such Vehicle jointly agreed in writing by Sublessor and Sublessee, which agreed value shall be set forth in the Sublease Vehicle Schedule for such Vehicle in the column titled “Contract RV.”  Sublessor and Sublessee shall agree to the Contract Residual Value for a Vehicle prior to such Vehicle being subleased pursuant to the terms of this Agreement and prior to such Vehicle being included in the Sublease Vehicle Schedule.

As used herein, the term “Contract Lease Rate” for a Vehicle shall be the contractually agreed rate for such Vehicle specified in the Sublease Vehicle Schedule for such Vehicle in the column titled “Contract Lease Rate.”

As used herein, the term “Early Termination Calculation Date” for a Vehicle shall be the contractually agreed end date for such Vehicle specified in the Sublease Vehicle Schedule for such Vehicle in the column titled “Date Termination Penalty”.

6.	PROGRAM VEHICLES SUBJECT TO SUBLEASE. If any Vehicle subject to this Agreement shall be converted from a Program Vehicle to a Non-Program Vehicle, including as a result of a total loss event with respect to such Vehicle or as a result of damage to such Vehicle or mileage exceeding the threshold specified under the applicable Repurchase Program, Sublessee shall be responsible for the loss and all costs associated with such conversion, including any costs associated with finding a replacement Vehicle, to Sublessor.

7.	CROSS-RENTING. If, during the Sublease Term, Sublessor and Sublessee mutually agree that Sublessor shall utilize any Vehicle subject to this Agreement for a period of one or more days in its daily domestic business, Sublessor shall be permitted to utilize such Vehicle for such agreed period of time (such period of time, a “Cross-Renting Period”). In connection with any Cross-Renting Period, Sublessor shall pay to Sublessee in arrears on or before the tenth (10th) Business Day of the calendar month following any month during which there is a Cross-Renting Period an amount equal to product of (x) the Monthly Rent for the Vehicle subject to the Cross-Renting Period and (y) the percentage equivalent of a fraction, the numerator of which is the total number of days during such related calendar month that each such Vehicle was subject to a Cross-Renting Period and the denominator of which is the total number of days during such related calendar month. During any Cross-Renting Period, Sublessor shall have sole possession and risk of loss of the Vehicle, bear all costs of its use, operation, maintenance and insurance, and indemnify Sublessee for all claims arising from such use, except to the extent caused by Sublessee's gross negligence, willful misconduct, fraud or breach of this Agreement.

8.	OPERATING EXPENSES; MAINTENANCE; RISK OF LOSS. Sublessee shall pay all costs and expenses of using and operating each Vehicle until it is surrendered hereunder, including without limitation, gasoline, oil, grease, anti-freeze, adjustments, repairs, tires, tubes, storage, parking, tolls, fines, towing and servicing. Lessee, at Lessee's own expense, shall at all times maintain each Vehicle in good working order and condition and make all necessary repairs and replacements thereto, and shall bear the cost of any mechanical liquidation of a Vehicle. Upon surrender, Sublessee shall return the Vehicle to Sublessor in good working condition, ordinary wear and tear excepted.

If any Vehicle shall be damaged to the extent that it does not warrant repairs or further maintenance (a “Casualty”), Sublessee shall promptly notify Sublessor of such event and hold the Vehicle or wreckage thereof for disposal by Sublessor.  Such Vehicle shall be deemed surrendered by Sublessee to Sublessor as of the date Sublessor or its agent takes possession of such wreckage.  Sublessor shall, as soon as practicable, cause the Vehicle (or wreckage) to be sold.  If any Vehicle is lost or stolen, or wreckage is not held by Sublessee for disposal by Sublessor, or any Vehicle (including any Vehicle that is not located in the United States of America) becomes impounded, stranded, seized or otherwise unavailable to Sublessee (such Vehicle, a “Loss/Theft”), Sublessee shall notify Sublessor thereof and upon such notice the same shall be deemed to have been surrendered to Sublessor.  The cost of any Casualty or Loss/Theft (such cost, the “Damage Loss”) shall be borne by the Sublessee; provided, that during any Cross-Renting Period, any Damage Loss shall be borne by the Sublessor.  The amount of any Damage Loss for a Vehicle shall be calculated based on the Monthly Rent for such Vehicle multiplied by the number of calendar months from the date Lessor notifies Lessee of the Casualty or Loss/Theft to the date specified in the Sublease Vehicle Schedule for such Vehicle in the column titled “Date Termination Penalty”, minus the Contract Residual Value for such Vehicle, as adjusted for the net resale proceeds for such Vehicle (or, the Market Value for such Vehicle if no such net resale proceeds are available).

9.	CERTAIN REPRESENTATIONS AND WARRANTIES. The Sublessee represents and warrants to the Sublessor that, as of the date hereof:

i.	the Sublessee is (i) a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of Delaware, (ii) has the limited liability company power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted, and (iii) is duly qualified, in good standing and authorized to do business in each jurisdiction in which the character of its properties or the nature of its businesses requires such qualification or authorization;

ii.	the Sublessee has the limited liability company power, and has taken all necessary corporate action to authorize it, to execute, deliver and perform this Agreement in accordance with its terms, and to consummate the transactions contemplated hereby; and this Agreement has been duly executed and delivered by the Sublessee and is a legal, valid and binding obligation of the Sublessee enforceable in accordance with its terms;

iii.	all of the issued equity interests of the Sublessee are owned directly or indirectly by the Sublessor, free and clear of all liens, encumbrances, equities or claims;

iv.	no consent, action by or in respect of, approval or other authorization of, or registration, declaration or filing with, any Governmental Authority or other Person is required for the valid execution and delivery by the Sublessee of this Agreement or for the performance of any of the Sublessee’s obligations hereunder other than such consents, approvals, authorizations, registrations, declarations or filings as would not have in the aggregate a Material Adverse Effect;

v.	the Sublessee is not (i) in violation of its certificate of formation or limited liability company agreement; (ii) in violation of any Requirement of Law with respect to it or (iii) in violation of any Contractual Obligation with respect to it, except in the case of this clause (iii) as would not have in the aggregate a Material Adverse Effect; and

vi.	the regular course of the Sublessee’s business is renting vehicles in its daily domestic business, including its car sharing business.

10.	CERTAIN AFFIRMATIVE COVENANTS. (a) Until the expiration or termination of this Agreement, and thereafter until the obligations of the Sublessee under this Agreement are satisfied in full, the Sublessee covenants and agrees that:

i.	it will use the Vehicles which are subject to this Agreement primarily in its daily domestic business;

ii.	it will take all actions within its power, and use its best efforts, to permit the Sublessor to perform all of the Sublessor’s obligations under, and comply with all of the terms and conditions of, the HVF III Lease and, if applicable, it shall comply with the terms and conditions of the HVF III Lease;

iii.	it will permit any Person designated in writing by HVF III, the Trustee or the Sublessor to visit and inspect any of the properties, corporate books or financial records of the Sublessee and discuss its affairs, finances and accounts with officers and employees of the Sublessee, all at such reasonable times and as often as HVF III, the Trustee or the Sublessor may reasonably request; and

iv.	it will do and cause to be done at all times all things necessary, including, without limitation, filing UCC financing statements and continuation statements to maintain and preserve the Sublessor’s first-priority perfected security interest in the Vehicles.

(b)       Until the expiration or termination of this Agreement, and thereafter until all obligations of the Sublessor under this Agreement and under the HVF III Lease are satisfied in full, the Sublessor covenants and agrees that it will perform all obligations required to be performed by it under the HVF III Lease with respect to each Vehicle subleased to the Sublessee pursuant to this Agreement.

11.	NO Breach OF Lease.The Sublessee agrees and covenants that it will not take any action, or fail to take any action, in each case that would cause the Sublessor to be in violation or breach of any term of the HVF III Lease, including, but not limited to, creating or permitting to exist any Lien with respect to any Vehicle subleased hereunder, except for Permitted Liens.

12.	Non-Liability of Sublessor. The Sublessor shall not be liable to the Sublessee for any failure or delay in obtaining Vehicles or making delivery thereof, except to the extent arising from the gross negligence, willful misconduct, fraud or breach of this Agreement by Sublessor or any of its Affiliates. AS BETWEEN THE SUBLESSOR AND THE SUBLESSEE, ACCEPTANCE FOR SUBLEASE OF THE VEHICLES SUBLEASED BY THE SUBLESSEE SHALL CONSTITUTE THE SUBLESSEE’S ACKNOWLEDGMENT AND AGREEMENT THAT THE SUBLESSEE HAS FULLY INSPECTED SUCH VEHICLES, THAT SUCH VEHICLES ARE IN GOOD ORDER AND CONDITION AND ARE OF THE MANUFACTURE, DESIGN, SPECIFICATIONS AND CAPACITY SELECTED BY THE SUBLESSEE, THAT THE SUBLESSEE IS SATISFIED THAT THE SAME ARE SUITABLE FOR THIS USE AND THAT THE SUBLESSOR IS NOT A MANUFACTURER OR ENGAGED IN THE SALE OR DISTRIBUTION OF VEHICLES, AND HAS NOT MADE AND DOES NOT HEREBY MAKE ANY REPRESENTATION, WARRANTY OR COVENANT WITH RESPECT TO MERCHANTABILITY, CONDITION, QUALITY, DURABILITY OR SUITABILITY OF SUCH VEHICLE IN ANY RESPECT OR IN CONNECTION WITH OR FOR THE PURPOSES OR USES OF THE SUBLESSEE, OR ANY OTHER REPRESENTATION, WARRANTY OR COVENANT OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT THERETO. The Sublessor shall not be liable to the Sublessee for any failure or delay in delivering any VEHICLE designated for sublease pursuant to this Agreement, or for any failure to perform any provision hereof, resulting from fire or other casualty, natural disaster, riot, strike or other labor difficulty, governmental regulation or restriction, or any cause beyond their direct control.  IN NO EVENT SHALL THE SUBLESSOR BE LIABLE TO THE SUBLESSEE FOR ANY INCONVENIENCES, LOSS OF PROFITS OR ANY OTHER CONSEQUENTIAL, INCIDENTAL OR SPECIAL DAMAGES RESULTING FROM ANY DEFECT IN OR ANY THEFT, DAMAGE, LOSS OR FAILURE OF ANY GROUP I CPF TRUCK, AND THERE SHALL BE NO ABATEMENT OF SUBLEASE RENT, MONTHLY BASE RENT, SUPPLEMENTAL RENT OR OTHER AMOUNTS PAYABLE HEREUNDER BECAUSE OF THE SAME.

13.	No Sublessor Warranties. THE SUBLESSEE ACKNOWLEDGES THAT THE SUBLESSOR, HVF III, THE TRUSTEE AND THE NOTEHOLDERS ARE NOT THE MANUFACTURER, THE AGENT OF THE MANUFACTURER, OR THE DISTRIBUTOR OF THE VEHICLES SUBLEASED BY SUCH SUBLESSEE HEREUNDER. THE SUBLESSOR, HVF III, THE TRUSTEE AND THE NOTEHOLDERS MAKE NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, AS TO THE FITNESS, SAFENESS, DESIGN, MERCHANTABILITY, CONDITION, QUALITY, CAPACITY OR WORKMANSHIP OF THE VEHICLES NOR ANY WARRANTY THAT THE VEHICLES WILL SATISFY THE REQUIREMENTS OF ANY LAW OR ANY CONTRACT SPECIFICATION, AND AS BETWEEN THE SUBLESSOR, HVF III, THE TRUSTEE AND THE NOTEHOLDERS ON THE ONE HAND AND THE SUBLESSEE ON THE OTHER, THE SUBLESSEE AGREES TO BEAR ALL SUCH RISKS AT ITS SOLE COST AND EXPENSE. THE SUBLESSEE SPECIFICALLY WAIVES ALL RIGHTS TO MAKE CLAIMS AGAINST THE SUBLESSOR, HVF III, THE TRUSTEE AND THE NOTEHOLDERS AND ANY VEHICLE FOR BREACH OF ANY WARRANTY OF ANY KIND WHATSOEVER AND, AS TO THE SUBLESSOR, HVF III, THE TRUSTEE AND THE NOTEHOLDERS, THE SUBLESSEE SUBLEASES THE VEHICLES “AS IS.” IN NO EVENT SHALL THE SUBLESSOR, HVF III, THE TRUSTEE OR ANY NOTEHOLDER BE LIABLE FOR SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, WHATSOEVER OR HOWSOEVER CAUSED.

14.	NO PETITION. The Sublessee hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all of the Notes, it will not institute against, or join any other Person in instituting against, HVF III any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States. In the event that the Sublessee takes action in violation of this Section 14, the Sublessor agrees, for the benefit of the Secured Parties, that it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such a petition by the Sublessee against HVF III or the commencement of such action and raise the defense that the Sublessee has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this Section 14 shall survive the termination of this Agreement.

15.	SUBMISSION TO JURISDICTION. Each of HVF III, the Trustee and the Sublessor may enforce any claim arising out of this Agreement in any state or federal court having subject matter jurisdiction, including, without limitation, any state or federal court located in the State of New York. For the purpose of any action or proceeding instituted with respect to any such claim, the Sublessee hereby irrevocably submits to the jurisdiction of such courts.

The Sublessee further irrevocably consents to the service of process out of said courts by mailing a copy thereof, by registered mail, postage prepaid, to the Sublessee and agrees that such service, to the fullest extent permitted by law, (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall be taken and held to be valid personal service upon and personal delivery to it.  Nothing herein contained shall affect the right of each of HVF III, the Trustee and the Sublessor to serve process in any other manner permitted by law or preclude each of HVF III, the Trustee and the Sublessor from bringing an action or proceeding in respect hereof in any other country, state or place having jurisdiction over such action.  The Sublessee hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court located in the State of New York and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum.

16.	GOVERNING LAW. THIS AGREEMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. All obligations of the Sublessee and all rights of the Sublessor expressed herein shall be in addition to and not in limitation of those provided by applicable law or in any other written instrument or agreement.

17.	JURY TRIAL. EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR ANY OTHER RELATED DOCUMENT TO WHICH IT IS A PARTY, OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY RELATED TRANSACTION, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

18.	DISPUTES. Prior to commencing any action or proceeding with respect to any dispute, controversy or claim arising out of or relating to this Agreement (each, a “Dispute”), the parties shall attempt in good faith to resolve such Dispute through negotiation between senior executives of each party who have authority to settle the Dispute, for a period of not less than thirty (30) days following written notice of the Dispute from one party to the other.

19.	NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including email transmission or similar writing) and shall be given to such party, addressed to it, at its address or email set forth below, or at such other address or email as such party may hereafter specify for the purpose by notice to the other party. Copies of notices, requests and other communications delivered pursuant to the foregoing sentence shall be sent to the following addresses:

SUBLESSEE:	Oro Mobility Holdings, LLC
8501 Williams Road
Estero, Florida 33928
Email: [***]

SUBLESSOR:	The Hertz Corporation
8501 Williams Road
Estero, FL 33928
Email: [***]

Each such notice, request or communication shall be effective when received at the address specified above.  AMENDMENTS. The terms of this Agreement will not be waived, altered, modified, amended, supplemented or terminated in any manner whatsoever unless the same shall be in writing and signed and delivered by the Sublessor and the Sublessee.

20.	TERMINATION OF AGREEMENT. This Agreement shall (i) terminate with respect to any Vehicle subleased hereunder on the last day of the Sublease Term with respect to such Vehicle and (ii) terminate in its entirety upon the earlier of (a) the Operating Lease Expiration Date, (b) the date on which the HVF III Lease is terminated pursuant to Section 9.2 or Section 9.4 thereof or (c) the date on which the Sublessor and the Sublessee mutually agree to terminate this Agreement. This Agreement shall also terminate at the option of the Lessor or the Trustee upon an Operating Lease Event of Default, Limited Liquidation Event of Default or a Liquidation Event of Default. Upon the termination of this Agreement in its entirety, any accrued and unpaid rent, and all other payments accrued but unpaid under this Agreement shall, automatically and without further action by the Sublessor, become immediately due and payable. Upon the termination of this Agreement as it applies to any particular Vehicle subleased hereunder, the Sublessee shall, at the request of the Sublessor, return or cause to be returned such Vehicle to the Sublessor or to such other Person as the Sublessor directs.

21.	OWNERSHIP OF VEHICLES. The Sublessee, by its execution hereof, acknowledges and agrees that (i) this is an agreement to sublease only and title to the Vehicles will at all times remain in HVF III’s name or in the name of HVF III’s Nominee, (ii) all Vehicles remained owned by the Lessor and (iii) the Sublessee will not have any rights, title or interest whatsoever other than a leasehold interest subject to and as provided by this Agreement.

22.	RIGHTS OF SUBLESSOR PLEDGED TO LESSEE AND TRUSTEE. The Sublessee acknowledges that (i) pursuant to the HVF III Lease, the Sublessor has granted to HVF III all of the rights, remedies, powers, privileges and claims of the Sublessor under this Agreement and that HVF III may act in lieu of the Sublessor in the exercise of such rights, remedies, powers, privileges and claims and (ii) pursuant to the Base Indenture, HVF III has granted to the Trustee all of HVF III’s rights, remedies, powers, privileges and claims under the HVF III Lease and this Agreement and that, under certain circumstances set forth in the Base Indenture, the Trustee may act in lieu of HVF III in the exercise of such rights, remedies, powers, privileges and claims.

23.	SUBORDINATION; ENFORCEMENT. (a) This Agreement and the rights of the Sublessee hereunder shall be expressly subject to, and subordinate in all respects to, the terms of, and the rights of HVF III under, the HVF III Lease. In the event of any conflict between the terms of the HVF III Lease and the terms hereof, the terms of the HVF III Lease shall govern.

(b)       The Sublessee expressly acknowledges the provisions of Section 1(b) of the HVF III Lease and agrees that Notwithstanding any language to the contrary contained herein, the parties hereto intend that this Agreement constitutes one indivisible lease of the Vehicles and not separate leases governed by similar terms. The Vehicles constitute one economic unit, and the Monthly Rent and all other provisions hereof have been negotiated and agreed to based on a premise of all of the Vehicles being leased to the Sublessee as a single, composite, inseparable transaction and would have been substantially different had separate leases or a divisible lease been intended. The parties intend that the provisions of this Agreement shall at all times be construed, interpreted and applied so as to carry out their mutual objective to create an indivisible lease of all of the Vehicles and, in particular but without limitation, that, for purposes of any assumption, rejection or assignment of this Agreement under 11 U.S.C. Section 365, or any successor or replacement thereof or any analogous state law, this is one indivisible lease and non-severable lease and executory contract dealing with one legal and economic unit and that this Agreement must be assumed, rejected or assigned as a whole with respect to all (and only as to all) of the Vehicles. Except as expressly provided in this Agreement for specific, isolated purposes (and then only to the extent expressly otherwise stated), all provisions of this Agreement apply equally and uniformly to all of the Vehicles as one unit. The parties may amend this Agreement from time to time to add or remove one or more additional vehicles as part of the Vehicles and such future addition to, or removal from, the Vehicles shall not in any way change the indivisible and non-severable nature of this Agreement and all of the foregoing provisions shall continue to apply in full force. Each party agrees that it shall not assert that this Agreement is not, and shall not challenge the characterization of this Agreement as, a single indivisible lease of all of the Vehicles. Each party hereby waives any claim or defense based on a recharacterization of this Agreement as any agreement other than a single indivisible lease of all of the Vehicles.  The Sublessee expressly acknowledges and agrees that the Lessor, or its assignee, may, upon the occurrence and during the continuance of any Operating Lease Event of Default, be entitled to exercise any applicable remedies under Section 9 of the HVF III Lease with respect to all of the Vehicles or any portion of the Vehicles, regardless of the portion of the Vehicles to which such Operating Lease Event of Default relates.

(c)       The Sublessee expressly acknowledges the provisions of Section 9 of the HVF III Lease and agrees that the Lessor, or its assignee, may enforce any of the provisions of such Section 9 against such Sublessee hereunder.

24.	HEADINGS. Section headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

25.	EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same Agreement.

26.	EFFECTIVE DATE; TERMINATION. (a) This Agreement shall become effective on the date hereof when each of the parties to this Agreement have executed the signature pages attached hereto.

.  (b)  This Agreement shall terminate upon the termination of the HVF III Lease.

27.	ASSIGNMENT. Other than renting the Vehicles subleased hereunder to its customers, the Sublessee shall not (i) assign any of its interests under this Agreement to any other party or (ii) sublease any of the Vehicles it subleases hereunder to any other party. The Sublessor shall not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Sublessee, other than to any Person that, in accordance with the terms of the HVF III Lease, succeeds to or is assigned the Sublessor's rights and obligations as "Lessee" under the HVF III Lease with respect to the Vehicles subleased hereunder.

28.	SET-OFF AND RECOUPMENT. The parties hereto hereby acknowledge that this Agreement and the Oro Direct Lease collectively are integrated agreements with each other and arise out of integrated business transactions. The Sublessor and each of its affiliates, collectively, have a right of recoupment and set-off with respect to any obligations owing to Sublessee under any such agreement and any obligations owing by Sublessee under any such agreement (whether the obligations owing to Sublessee arise under the same or different agreement as the obligations owing by Sublessee). In addition, Sublessor has the right to hold any credits and proceeds (from resale, insurance or otherwise) otherwise payable to Sublessee hereunder as cash collateral to secure any obligations owed by Sublessee or any affiliate hereunder or under the Oro Direct Lease, whether such obligations are then existing or may be thereafter arising until all such agreements have been terminated and all such obligations have been paid in full.

29.	THIRD-PARTY BENEFICIARY. The parties hereto agree that each of HVF III and the Trustee is an express third-party beneficiary to this Agreement with respect to each and every right granted to HVF III or the Trustee, as applicable, hereunder.

IN WITNESS WHEREOF, the parties have executed this Agreement or caused it to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

SUBLESSOR:

THE HERTZ CORPORATION

By:	/s/ Ricardo Fonzaghi
Name: Ricardo Fonzaghi
Title: President, Fleet Division

SUBLESSEE:

Oro Mobility Holdings, LLC

By:	/s/ Doria Holbrook
Name: Doria Holbrook
Title: Chief Executive Officer

[Signature Page to Sublease Agreement]

EXHIBIT A

ORO OPERATING LEASE

[Omitted]

ANNEX A

FORM OF SUBLEASE VEHICLE SCHEDULE

[Omitted]